SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2018 (October 5, 2018)

PARETEUM CORPORATION

(Exact name of registrant as specified in the Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor New York, NY 10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 Appointment of Denis McCarthy:

Effective October 1, 2018 (the “Effective Date”), Pareteum Corporation (the “Company”) entered into an employment agreement (the “Agreement”) with Denis McCarthy, appointing him to serve as President of the Company ( “Mr. McCarthy”). Mr. McCarthy commenced employment with the Company as of January 1, 2018 in the capacity of SVP of Corporate Development. The Agreement serves to expand Mr. McCarthy’s responsibilities within the Company during his term of continued employment.

The Agreement entered into by and between the Company and Mr. McCarthy provides for the following:

-	annual salary of $225,000 per year;

-	annual bonus of up to 100% of base salary subject to the achievement of business plan targets;

-	other customary allowances, bonuses, reimbursements and vacation pay.

The Employment Agreement is an “at will” agreement, which also provides that if Mr. McCarthy’s employment with the Company is terminated by the Company, then, subject to a mutual release, the Company will pay Mr. McCarthy’s base salary for an additional 12 months after termination in accordance with customary payroll practices.

Mr. McCarthy is also subject to customary confidentiality requirements during and after the term of his employment.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2018	PARETEUM CORPORATION

	By:	/s/ Edward O’Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer